                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                  FORM 8-K/A

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported)    March 20, 2001
                                                         -----------------


                    NATIONAL COMMERCE FINANCIAL CORPORATION
             (Formerly known as National Commerce Bancorporation)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Tennessee                    0-6094                    62-0784645
------------------------------       -----------             ------------------
(State or other jurisdiction         (Commission              (I.R.S. Employer
     of incorporation)               File Number)            Identification No.)


                 One Commerce Square, Memphis, Tennessee  38150
                 ---------------------------------------  -----
              (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code    (901) 523-3371
                                                         -----------------


                                 Not Applicable
                                 --------------
   (Former name, former address and former fiscal year, if changed since last report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.  Changes in the Registrant's Certifying Accountant.

     Ernst & Young LLP ("Ernst & Young") is currently the independent auditors for the Registrant. On March 20, 2001, management of the Registrant notified Ernst & Young that their appointment as independent auditors will be terminated effective upon the issuance of Ernst & Young's reports on the consolidated financial statements of the Registrant and subsidiaries for the year ended December 31, 2000. KPMG LLP ("KPMG") will be engaged as independent auditors effective upon Ernst & Young's termination. The decision to change auditors was recommended by the audit committee of the board of directors and approved by the board of directors.

     The Registrant's dismissal of Ernst & Young and appointment of KPMG is attributable to (i) KPMG's long-standing relationship with CCB Financial Corporation, who merged with the Registrant in a merger-of-equals transaction on July 5, 2000, and (ii) the fact that KPMG's proposed fee for audit services was significantly less than Ernst & Young's proposed fee. KPMG had served as CCB's independent auditor for many years, and CCB's former Chief Financial Officer, Sheldon M. Fox, currently serves as the Registrant's Chief Financial Officer. In addition, following the merger and related integration of operations, members of the former CCB accounting staff make up a large portion of the Registrant's current accounting department. In light of these ongoing independent auditor/client relationships between KPMG and the Registrant's accounting personnel and the anticipated fee savings, the Registrant believes it is in its best interests and the best interests of its shareholders to select KPMG as its independent auditors.

     Neither of Ernst & Young's reports on the Registrant's financial statements for fiscal years 2000 and 1999 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no "disagreements" (as such term is defined in Item 304(a)(v) of Regulation S-K) with Ernst & Young at any time during the Registrant's two most recent fiscal years or thereafter regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreement in connection with its report. In addition, during the same period, no "reportable events" (as such term is defined in Item 304(a)(v) of Regulation S-K) arose in the context of the Registrant's relationship with Ernst & Young.

     In February 2001, at the suggestion of Ernst & Young, the Registrant consulted KPMG and another national accounting firm with respect to the accounting treatment of certain interest rate swap transactions entered into by the Registrant in the first and second quarters of 2000. KPMG was consulted regarding the appropriate application of generally accepted accounting principles to the interest rate swap agreements. KPMG orally advised the Registrant that the interest rate swap agreements did not qualify as a hedge of debt instruments under SFAS No. 133. Therefore, changes in the fair value of the interest rate swap agreements should be recognized into earnings. Ernst & Young considered the same issue regarding the appropriate application of generally accepted accounting principles to the interest rate swap agreements in connection with its audit of the 2000 financial statements and had similarly concluded the unrealized losses on the subject transactions were properly reportable as losses on swap transactions in the consolidated statements of income. KPMG and Ernst & Young were requested by the Registrant to address the same issue regarding the accounting treatment of certain interest rate swap transactions entered into by the Registrant in the first and second quarters of 2000 and KPMG and Ernst & Young gave the Registrant identical guidance on the issue.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

     The following exhibits are filed pursuant to Item 601 of Regulation S-K:

Exhibit
Number                Description
------                -----------
16.1 Letter from Ernst & Young LLP re: change in independent auditors.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NATIONAL COMMERCE FINANCIAL CORPORATION


Date: June 11, 2001                    By:  /s/ Charles A. Neale
                                            ----------------------------
                                            Charles A. Neale
                                            Senior Vice-President and
                                            General Counsel